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                                                                 EXHIBIT 10.36.1

                                 TERMINATION OF
                              EMPLOYMENT AGREEMENT

THIS TERMINATION OF EMPLOYMENT AGREEMENT, effective as of May 15, 2001, is between APERIAN, INC., a Delaware corporation (the "Company"), and KEVIN CRAIG ("Craig").

The Company and Craig are parties to an Employment Agreement effective April 6, 2001 under which the Company agreed to employ Craig as President and Co-Chief Executive Officer. Craig has informed the Company that he wishes to terminate the Employment Agreement and to remain employed as an employee-at-will at the discretion of the Board of Directors.

Accordingly, Craig and the Company agree as follows:

1. The Employment Agreement is terminated as of May 15, 2001. Craig shall continue as an employee of the Company in his current positions, to serve at the discretion of the Board of Directors of the Company.

2. As of May 15, 2001, Craig's annual salary shall be $100,000. The amount of Craig's salary, and any other compensation payable to Craig, shall be determined and may be modified form time to time by the Board of Directors.

Dated: June 8, 2001

APERIAN, INC.



By    /s/ Peter E. Lorenzen
      Peter Lorenzen
      Vice President and Secretary



      /s/ Kevin Craig
      Kevin Craig